Colfax Reports Third Quarter 2018 Results

•	Reported net income from continuing operations per diluted share of $0.29 versus $0.35 in the prior year quarter, and achieved adjusted net income per share of $0.54 versus $0.46

•	Posted 10% organic growth in Fabrication Technology business

•	Sequentially strengthened adjusted operating margins by 250 bps in Air & Gas Handling business

•	Recently completed three complementary acquisitions

ANNAPOLIS JUNCTION, MD - October 25, 2018 - Colfax Corporation (NYSE: CFX), a leading diversified industrial technology company, today announced its financial results for the third quarter of 2018.

The Company reported net income from continuing operations of $38 million or $0.29 per diluted share, compared to $0.35 in the prior year quarter. Colfax also reported third quarter 2018 adjusted net income of $63 million or $0.54 per share compared to $0.46 per share for the same prior year period.

Third quarter 2018 net sales of $875 million were 4% higher than the comparable period of 2017. Excluding acquisitions and foreign currency translation effects (FX), Fabrication Technology segment sales grew 10%, and Air & Gas Handling segment sales decreased 12%. Third quarter 2018 Air & Gas Handling orders increased 29% to $338 million compared to the prior year period. Excluding acquisitions and FX, orders increased 16%.

Third quarter operating income was $60 million versus $75 million in the prior year comparable quarter. Excluding restructuring, adjusted operating income was $76 million as compared with $82 million. Fabrication Technology segment adjusted operating income of $56 million and margins of 10.6% were affected this quarter by the short-term impact of inflation, currency, and tariffs beyond in-quarter pricing. Air & Gas Handling adjusted operating income was $34.4 million, and margins increased sequentially to 9.8% as a result of restructuring actions and improved project margins.

“Third quarter financial performance was in-line with our expectations,” said Matt Trerotola, Colfax President and CEO. “Fabrication Technology organic sales growth accelerated for the seventh quarter in a row, and we are driving additional price actions to cover inflation. Air & Gas Handling orders returned to organic growth in the quarter, and its operating margins expanded sequentially from the second quarter as expected due to cost actions and improved project pricing.”

During the third quarter the Company acquired Advanced Combustion Inc. (ACI), a leading global provider of heaters for cold-weather mines and ACH Equipos Ltda. (ACH) the leading servicer of ventilation systems in the Chilean mining industry. These businesses are included within the Company’s Air & Gas Handling segment. The ACI and ACH acquisitions are expected to contribute annual revenues in excess of $30 million. In early October, the Company completed its previously-announced acquisition of Gas Control Equipment (GCE) for its Fabrication Technology business.

“The ACI and ACH acquisitions expand our technology and service offering for mining ventilation where we have a clearly differentiated offering for customers,” said Mr. Trerotola. “GCE expands our presence in specialty gas applications and combining GCE with Fabrication Technology’s global presence and continuous improvement culture will drive both businesses to achieve new heights of success. We welcome the new associates to the Colfax team and look forward to their contributions to our growth.”

Following its third quarter performance, Colfax revised its adjusted earnings per share outlook for the year from $2.15-$2.30 to $2.20-$2.30.

“Colfax is expected to end the year with adjusted earnings per share growth of 26% or more,” said Mr. Trerotola. “We expect a strong performance in the fourth quarter, led by continued Fabrication Technology business growth and sequential margin improvement, expanded Air & Gas Handling margins, and further benefits from our restructuring actions.”

Conference Call and Webcast

Colfax will host a conference call to provide details about its results today at 8:30 a.m. EDT. The call will be open to the public through +1-877-303-7908 (U.S. callers) or +1-678-373-0875 (international callers) and referencing the conference ID number 2599568 or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified industrial technology company that provides air & gas handling and fabrication technology products and services to customers around the world principally under the Howden and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (CBS), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, projected adjusted net income per share, adjusted operating income, organic sales growth, and organic order growth(decline). Adjusted operating income excludes Restructuring and other related items, gain or loss on short term investments, Goodwill and intangible asset impairment charge and Pension settlement loss. Adjusted net income, adjusted net income per share and projected adjusted net income per share exclude Restructuring and other related charges, gain or loss on short term investments, Goodwill and intangible asset impairment charge, Pension settlement loss, acquisition-related intangibles amortization, and other non-cash acquisition related charges. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 20.6% and 18.8% for the third quarter and nine months ended September 28, 2018, respectively. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 26.6% and 27.5% for the third quarter and nine months ended September 29, 2017, respectively. Organic sales growth and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2017 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Kevin Johnson, Vice President
Colfax Corporation
+1-301-323-9090
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017

Net sales	$875,373	$844,509	$2,681,586	$2,426,101
Cost of sales	604,444	580,610	1,852,603	1,664,309
Gross profit	270,929	263,899	828,983	761,792
Selling, general and administrative expense	194,833	181,835	600,136	533,550
Restructuring and other related charges	15,916	7,298	40,791	23,131
Operating income	60,180	74,766	188,056	205,111
Interest expense, net	9,885	11,328	29,153	29,106
Loss on short term investments	—	—	10,128	—
Income from continuing operations before income taxes	50,295	63,438	148,775	176,005
Provision for income taxes	12,397	13,816	11,490	46,128
Net income from continuing operations	37,898	49,622	137,285	129,877
(Loss) income from discontinued operations, net of taxes	(2,696)	2,082	(31,262)	21,790
Net income	35,202	51,704	106,023	151,667
Less: income attributable to noncontrolling interest, net of taxes	3,892	5,841	11,721	13,867
Net income attributable to Colfax Corporation	31,310	45,863	94,302	137,800
Net income (loss) per share - basic
Continuing operations	$0.29	$0.36	$1.04	$0.94
Discontinued operations	$(0.02)	$0.01	$(0.26)	$0.18
Consolidated operations	$0.27	$0.37	$0.78	$1.12
Net income (loss) per share - diluted
Continuing operations	$0.29	$0.35	$1.03	$0.94
Discontinued operations	$(0.03)	$0.02	$(0.26)	$0.17
Consolidated operations	$0.26	$0.37	$0.77	$1.11

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Amounts in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Adjusted Net Income and Adjusted Net Income Per Share
Net income from continuing operations attributable to Colfax Corporation (1)	$34,006	$43,781	$125,564	$116,010
Restructuring and other related charges- pretax	15,916	7,298	40,791	23,131
Acquisition-related amortization and other non-cash charges- pretax (2)	18,661	14,286	58,723	41,364
Loss on short term investments-pretax	—	—	10,128	—
Tax adjustment (3)	(5,113)	(8,788)	(37,010)	(20,010)
Adjusted net income from continuing operations	$63,470	$56,577	$198,196	$160,495
Adjusted net income margin from continuing operations	7.3%	6.7%	7.4%	6.6%
Weighted-average shares outstanding - diluted	118,457	124,081	121,802	123,948

Adjusted net income per share continuing operations	$0.54	$0.46	$1.63	$1.29

Net income per share- diluted from continuing operations (GAAP)	$0.29	$0.35	$1.03	$0.94

	Updated Guidance		Previous Guidance
	Low	High	Low	High
2018 Earnings Per Share
Projected net income per share from continuing operations (GAAP)- diluted	$1.28	$1.39	$1.19	$1.35
Restructuring and other related charges- pretax	0.56	0.56	0.58	0.58
Acquisition-related amortization and other non-cash charges- pretax(2)	0.68	0.68	0.61	0.61
Loss on short term investments- pretax	0.08	0.08	0.08	0.08
Tax adjustment (3)	(0.40)	(0.41)	(0.31)	(0.32)
Projected adjusted net income per share	$2.20	$2.30	$2.15	$2.30
__________
(1) Net income from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income from continuing operations less the income attributable to noncontrolling interest, net of taxes.
(2) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(3) The effective tax rates used to calculate adjusted net income and adjusted net income per share for the third quarter and nine months ended September 28, 2018 are 20.6% and 18.8%, respectively. These rates exclude the benefit of a $12.5 million deferred tax asset valuation allowance reversal. The effective tax rates used to calculate adjusted net income and adjusted net income per share for the third quarter and nine months ended September 29, 2017 are 26.6% and 27.5%, respectively. The estimated effective tax rate for adjusted net income and adjusted net income per share for the year ended December 31, 2018 is 20-21%.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Continuing Operations
Operating income	$60,180	$74,766	$188,056	$205,111
Operating income margin	6.9%	8.9%	7.0%	8.5%
Restructuring and other related charges	15,916	7,298	40,791	23,131
Adjusted operating income	$76,096	$82,064	$228,847	$228,242
Adjusted operating income margin	8.7%	9.7%	8.5%	9.4%

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

			Air and Gas Handling
	Net Sales		Orders
	$	%	$	%

For the three months ended September 29, 2017	$844.5		$262.6
Components of Change:
Existing businesses(1)	4.8	0.6%	41.0	15.6%
Acquisitions(2)	61.4	7.3%	40.5	15.4%
Foreign currency translation	(35.3)	(4.2)%	(6.2)	(2.3)%
	30.9	3.7%	75.3	28.7%
For the three months ended September 28, 2018	$875.4		$337.9

			Air and Gas Handling
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the nine months ended September 29, 2017	$2,426.1		$938.0		$782.8
Components of Change:
Existing businesses(1)	34.7	1.4%	(78.9)	(8.4)%	(30.5)	(3.9)%
Acquisitions(2)	200.3	8.3%	130.7	13.9%	108.4	13.8%
Foreign currency translation	20.5	0.8%	34.8	3.7%	(25.1)	(3.2)%
	255.5	10.5%	86.6	9.2%	52.8	6.7%
As of and for the nine months ended September 28, 2018	$2,681.6		$1,024.6		$835.6
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales, orders and order backlog from the acquisition completed in our Air and Gas Handling segment, and incremental sales for acquisitions completed in our Fabrication Technology segment.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	September 28, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$285,900	$262,019
Short term investments	—	149,608
Trade receivables, less allowance for doubtful accounts of $28,805 and $31,488	953,881	970,199
Inventories, net	484,242	429,627
Other current assets	227,249	258,379
Total current assets	1,951,272	2,069,832
Property, plant and equipment, net	494,377	552,802
Goodwill	2,524,134	2,538,544
Intangible assets, net	941,246	1,017,203
Other assets	535,200	531,316
Total assets	$6,446,229	$6,709,697

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$6,385	$5,766
Accounts payable	563,730	587,129
Customer advances and billings in excess of costs incurred	148,635	145,853
Accrued liabilities	350,130	358,632
Total current liabilities	1,068,880	1,097,380
Long-term debt, less current portion	1,135,624	1,055,305
Other liabilities	763,403	829,748
Total liabilities	2,967,907	2,982,433
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 117,199,449 and 123,245,827 issued and outstanding	117	123
Additional paid-in capital	3,051,695	3,228,174
Retained earnings	945,944	846,490
Accumulated other comprehensive loss	(735,894)	(574,372)
Total Colfax Corporation equity	3,261,862	3,500,415
Noncontrolling interest	216,460	226,849
Total equity	3,478,322	3,727,264
Total liabilities and equity	$6,446,229	$6,709,697

Colfax Corporation
Condensed Consolidated Statements of Cashflows
Dollars in thousands
(Unaudited)

	Nine Months Ended
	September 28, 2018	September 29, 2017

Cash flows from operating activities:
Net income	$106,023	$151,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment charges	110,597	101,843
Stock-based compensation expense	18,867	15,633
Non-cash interest expense	3,332	3,340
Loss on short term investments	10,128	—
Deferred income tax benefit	(21,730)	(6,046)
Gain on sale of property, plant and equipment	(8,211)	(10,557)
Loss on sale of business	4,337	—
Changes in operating assets and liabilities:
Trade receivables, net	(51,722)	(96,472)
Inventories, net	(56,951)	(38,493)
Accounts payable	6,486	(3,308)
Customer advances and billings in excess of costs incurred	18,970	(18,405)
Changes in other operating assets and liabilities	(39,318)	15,489
Net cash provided by operating activities	100,808	114,691
Cash flows from investing activities:
Purchases of property, plant and equipment	(40,247)	(36,756)
Proceeds from sale of property, plant and equipment	17,758	16,106
Acquisitions, net of cash received	(83,846)	(56,931)
Sale of business, net	18,626	—
Sale of short term investments, net	139,480	—
Net cash provided by (used in) investing activities	51,771	(77,581)
Cash flows from financing activities:
Payments under term credit facility	(93,750)	(46,878)
Proceeds from borrowings on revolving credit facilities and other	911,772	594,159
Repayments of borrowings on revolving credit facilities and other	(722,573)	(911,462)
Proceeds from borrowings on senior unsecured notes	—	374,450
Proceeds from issuance of common stock, net	4,648	4,758
Common stock repurchases	(200,000)	—
Other	(1,038)	(8,851)
Net cash (used in) provided by financing activities	(100,941)	6,176
Effect of foreign exchange rates on Cash and cash equivalents	(27,757)	7,434
Increase in Cash and cash equivalents	23,881	50,720
Cash and cash equivalents, beginning of period	262,019	221,730
Cash and cash equivalents, end of period	$285,900	$272,450